8x8, Inc. Reports Second Quarter Fiscal 2022 Financial Results

Service Revenue Growth of 18% Year-over-Year; Total ARR Increased 18% Year-over-Year
CAMPBELL, CA. - November 2, 2021 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the second quarter of fiscal 2022 ended September 30, 2021.

Second Quarter Fiscal 2022 Financial Results:
•Total revenue increased 17% year-over-year to $151.6 million.
•Service revenue increased 18% year-over-year to $142.4 million.
•GAAP Operating Loss was $37.2 million; Non-GAAP Operating Profit was $1.9 million.

“Our second quarter results demonstrated growing adoption and enterprise demand for our integrated 8x8 XCaaSTM (eXperience Communications as a ServiceTM) solution, as well as significant contribution from our channel partners,” said Dave Sipes, Chief Executive Officer at 8x8, Inc. "We introduced two significant industry advancements. Frontdesk is our first composed experience that transforms the receptionist role by delivering a tailored experience and user interface that uniquely blends traditional UCaaS and CCaaS capabilities. We also announced the industry's first integrated cloud phone and contact center solution for multinational organizations operating in Russia, which expands our Global ReachTM to 46 countries and territories."

“Our leadership has been recognized by industry analysts. We were named a Leader in the 2021 Gartner Magic Quadrant for Unified Communications as a Service, Worldwide, for the tenth consecutive year and we were named a Challenger in the Gartner Magic Quadrant for Contact Center as a Service for the seventh consecutive year," added Sipes.

Second Quarter Fiscal 2022 Financial Metrics and Business Highlights:

Financial Metrics
•Annualized Recurring Subscriptions and Usage (ARR):
◦Total ARR of $553 million, an increase of 18% from the same period last year.
◦871 customers with ARR greater than $100,000, compared to 670 customers in the same period last year, an increase of 30% year-over-year.
•GAAP gross margin was 61%, compared with 56% in the same period last year. Non-GAAP gross margin was 64%, compared with 61% in the same period last year.
•GAAP service revenue gross margin was 67%, compared with 63% in the same period last year. Non-GAAP service revenue gross margin was 69%, compared with 67% in the same period last year.
•Cash provided by operating activities was $5.1 million.
•Cash, restricted cash, and investments of $166.5 million at September 30, 2021, compared to $161.5 million at March 31, 2021.

Product Innovation Highlights
•Introduced 8x8 Frontdesk, a new XCaaS composed experience that provides a great first impression for organizations as they adapt to the hybrid workplace. Frontdesk empowers the receptionist with advanced contact center and UC capabilities within a personalized experience for high volume interactions.
•Delivered the industry’s first integrated cloud phone and contact center solution that supports the communications and customer engagement requirements of multinationals organizations in Russia. Increased full PSTN replacement services to 46 countries and territories.
•Announced enhancements and rapid adoption of the 8x8 Voice for Microsoft Teams solution, surpassing more than 100,000 business users globally.

•Added dedicated cloud PBX and storage in Canada to further enhance quality of service and provide Canadian organizations with superior business resilience and data sovereignty adherence.
•Released advanced enterprise capabilities for large video meetings, including enhanced moderation, polling and emoji reactions.

Strategic Partnerships
•Formed a strategic distribution agreement with SYNNEX Corporation, a leading provider of distribution, systems design, and integration services for the technology industry. SYNNEX will provide XCaaS to Resellers in North America.
•Verified 8x8 Contact Center as a Google Chrome Enterprise Recommended (CER) Solution for Chrome OS, making it easy for contact center agents using Chromebooks to quickly deploy and manage end-to-end customer experiences.

Industry Recognition
•Named a Leader in the 2021 Gartner® Magic Quadrant™ for Unified Communications as a Service, Worldwide, for the tenth consecutive year.
•Named a Challenger in the 2021 Gartner Magic Quadrant for Contact Center as a Service, for the seventh consecutive year.
•Recognized as an innovation leader in the Frost Radar™: Communications Platforms as a Service Industry, 2021.
•Won Comms Business Awards 2021 UC Vendor of the Year.
•Named Comms National Awards Best UC Collaboration Platform.

Leadership Updates
•Appointed Alison Gleeson to the Board of Directors. Gleeson is a globally recognized sales executive who was previously Senior Vice President of Cisco Americas, overseeing a $25 billion revenue organization.

Third Quarter and Updated Fiscal 2022 Financial Outlook:
Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

Outlook for the Third Quarter Fiscal 2022 Financial Ending December 31, 2021:
•Total revenue in the range of $152.7 million to $154.2 million, representing approximately 12% to 13% year-over-year growth.
•Service revenue in the range of $144 million to $145 million, representing approximately 13% to 14% year-over-year growth.
•Positive non-GAAP operating margin.

Updated Outlook for the Full-Year Fiscal 2022 Financial Ending March 31, 2022:
•Total revenue increased to a range of $611 million to $615 million from the prior range of $604 million to $612 million. The updated outlook represents year-over-year growth of approximately 15% to 16%.
•Service revenue increased to a range of $572.5 million to $576.5 million from the prior range of $564 million to $572 million. The updated outlook represents year-over-year growth of approximately 15% to 16%.
•Positive non-GAAP operating margin for the remainder of fiscal 2022, exiting the year with non-GAAP operating margin of approximately 2%.

Conference Call Information:
Management will host a conference call to discuss the second fiscal quarter earnings results and the outlooks for fiscal Q3 and full year 2022 on November 2, 2021 at 2 p.m. Pacific Time (5 p.m. Eastern Time). The call is expected to last approximately 60 minutes and is accessible by webcast from the company's investor relations website at investors.8x8.com/events-and-presentations or via the following numbers:

•1-844-200-6205 Domestic
•1-646-904-5544 International
•Passcode 907919

Participants should dial in or log on ten minutes prior to the scheduled start time of the call. An archive of the webcast will be available from the company's investor relations website within 24 hours following the conclusion of the call.

About 8x8, Inc.
8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software-as-a-Service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat and API solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

8x8®, 8x8 XCaaS™, eXperience Communications as a Service™, and 8x8 Global Reach™ are trademarks of 8x8, Inc.

Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers, including from the COVID-19 pandemic; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces ("APIs"), in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our Investments we make in marketing, channel and value-added resellers (VARs), e-commerce, new products, may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, earnings, or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.

These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue and Non-GAAP Service Revenue Margin, Other Revenue Margin, and Gross Margin
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and contract termination costs. Non-GAAP Service Revenue Margin (and as a percentage of Service Revenue) and Non-GAAP Other Revenue Margin (and as a percentage of Other Revenue) are computed as Service Revenue less Non-GAAP Cost of Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue, respectively. Non-GAAP Gross Margin (and as a percentage of Revenue) is computed as Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue as well as the Company's Service Revenue Margin, Other Revenue Margin and Gross Margins performance as compared to prior periods and trends.

Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development, Non-GAAP Sales and Marketing, and Non-GAAP General and Administrative, each of which excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.

Non-GAAP Other Income (Expenses), net
Non-GAAP Other Income (Expenses), net (and as a percentage of Revenue) excludes debt amortization expense and sublease income from Other Income (Expenses), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income performance to prior results and trends.

Non-GAAP Operating Profit (Loss) and Non-GAAP Operating Margin
Non-GAAP Operating Profit (Loss) excludes from Loss from operations: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and contract termination costs. Non-GAAP Operating Margin is Non-GAAP Operating Profit (Loss) divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.

Non-GAAP Pre-Tax Profit (Loss) and Non-GAAP Net Loss
Non-GAAP Pre-Tax Profit (Loss) excludes from Net Income (Loss): amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance and contract termination costs, debt amortization expense, sublease income, and the provision for income taxes. Non-GAAP Net Loss includes the impact of the provision for income taxes on Non-GAAP Pre-Tax Profit (Loss). Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted and Non-GAAP Net Loss Per Share – Basic and Diluted
Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted is Non-GAAP Pre-Tax Profit (Loss) divided by the weighted-average diluted shares outstanding. Non-GAAP Net Loss Per Share – Basic and Diluted is Non-GAAP Net Loss divided by the weighted-average basic shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a Non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as its inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP pre-tax profit (loss) and Non-GAAP net loss performance as reflected in a per share calculation as ways of measuring performance by ownership in the company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount. Sublease income and provision for income taxes are excluded as they are non-operating in nature.

8x8, Inc.

Investor Relations:
Kate Patterson
1-408-763-8175
katherine.patterson@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, dollars and shares in thousands except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Service revenue	$142,376	$120,942	$280,172	$235,125
Other revenue	9,181	8,191	19,712	15,815
Total revenue	151,557	129,133	299,884	250,940
Operating expenses:
Cost of service revenue	47,198	44,803	93,208	85,799
Cost of other revenue	12,269	11,693	26,015	22,830
Research and development	28,498	21,567	53,890	43,061
Sales and marketing	76,726	61,399	152,641	121,549
General and administrative	24,023	22,769	50,114	48,559
Total operating expenses	188,714	162,231	375,868	321,798
Loss from operations	(37,157)	(33,098)	(75,984)	(70,858)
Other expense, net	(4,934)	(5,178)	(9,757)	(9,103)
Loss before provision for income taxes	(42,091)	(38,276)	(85,741)	(79,961)
Provision for income taxes	233	137	489	365
Net loss	$(42,324)	$(38,413)	$(86,230)	$(80,326)

Net loss per share:
Basic and diluted	$(0.38)	$(0.37)	$(0.78)	$(0.77)
Weighted-average common shares outstanding:
Basic and diluted	112,422	104,620	111,180	104,116

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2021	March 31, 2021
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$102,989	$112,531
Restricted cash, current	8,179	8,179
Short-term investments	44,607	40,337
Accounts receivable, net	51,178	51,150
Deferred sales commission costs, current	33,026	30,241
Other current assets	32,896	34,095
Total current assets	272,875	276,533
Property and equipment, net	86,860	93,076
Operating lease, right-of-use assets	62,379	66,664
Intangible assets, net	14,580	17,130
Goodwill	130,869	131,520
Restricted cash, non-current	462	462
Long-term investments	10,245	—
Deferred sales commission costs, non-current	75,668	72,427
Other assets	18,904	20,597
Total assets	$672,842	$678,409

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,618	$31,236
Accrued compensation	30,575	29,879
Accrued taxes	12,065	12,129
Operating lease liabilities, current	13,271	12,942
Deferred revenue, current	22,362	20,737
Other accrued liabilities	13,049	14,455
Total current liabilities	120,940	121,378
Operating lease liabilities, non-current	77,156	82,456
Convertible senior notes, net	317,291	308,435
Other liabilities, non-current	4,904	5,636
Total liabilities	520,291	517,905
Stockholders' equity:
Common stock	113	109
Additional paid-in capital	835,830	755,643
Accumulated other comprehensive loss	(6,107)	(4,193)
Accumulated deficit	(677,285)	(591,055)
Total stockholders' equity	152,551	160,504
Total liabilities and stockholders' equity	$672,842	$678,409

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, dollars in thousands)

	Six Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(86,230)	$(80,326)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,771	5,690
Amortization of intangible assets	2,551	4,055
Amortization of capitalized internal-use software costs	14,713	12,893
Amortization of debt discount and issuance costs	8,855	8,317
Amortization of deferred sales commission costs	16,857	12,764
Allowance for credit losses	645	2,994
Operating lease expense, net of accretion	6,795	7,585
Stock-based compensation expense	72,422	48,101
Other	853	467
Changes in assets and liabilities:
Accounts receivable	(1,100)	(6,290)
Deferred sales commission costs	(23,489)	(26,811)
Other current and non-current assets	(835)	(7,532)
Accounts payable and accruals	(9,860)	1,350
Deferred revenue	1,183	3,675
Net cash provided by (used in) operating activities	9,131	(13,068)

Cash flows from investing activities:
Purchases of property and equipment	(2,358)	(4,171)
Capitalized internal-use software costs	(11,613)	(16,158)
Purchases of investments	(56,049)	(17,968)
Sales of investments	10,299	219
Proceeds from maturities of investments	30,967	30,071
Acquisition of businesses, net of cash acquired	—	(3,459)
Net cash used in investing activities	(28,754)	(11,466)

Cash flows from financing activities:
Finance lease payments	(8)	(70)
Tax-related withholding of common stock	(128)	(69)
Proceeds from issuance of common stock under employee stock plans	10,328	4,710
Net cash provided by financing activities	10,192	4,571

Effects of currency exchange rates on cash, cash equivalent, and restricted cash	(111)	958
Net decrease in cash, cash equivalents, and restricted cash	(9,542)	(19,005)
Cash, cash equivalents, and restricted cash at the beginning of the period	121,172	156,411
Cash, cash equivalents, and restricted cash at the end of the period	$111,630	$137,406

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, dollars and shares in thousands except per share amounts)

	Three Months Ended September 30,				Six Months Ended September 30,
	2021		2020		2021		2020
Costs of Revenue:
GAAP cost of service revenue	$47,198		$44,803		$93,208		$85,799
Amortization of acquired intangible assets	(1,044)		(1,425)		(2,110)		(2,851)
Stock-based compensation expense and related employer payroll taxes	(2,526)		(2,543)		(4,566)		(4,398)
Legal and regulatory costs	—		(157)		—		(157)
Severance and contract termination costs	(57)		(583)		(52)		(1,427)
Non-GAAP cost of service revenue	$43,571		$40,095		$86,480		$76,966
Non-GAAP service margin (as a percentage of service revenue)	$98,805	69.4%	$80,847	66.8%	$193,692	69.1%	$158,159	67.3%

GAAP cost of other revenue	$12,269		$11,693		$26,015		$22,830
Stock-based compensation expense and related employer payroll taxes	(1,372)		(1,190)		(2,507)		(2,027)
Severance and contract termination costs	(188)		(45)		(204)		(75)
Non-GAAP cost of other revenue	$10,709		$10,458		$23,304		20,728
Non-GAAP other margin (as a percentage of other revenue)	$(1,528)	(16.6)%	$(2,267)	(27.7)%	$(3,592)	(18.2)%	$(4,913)	(31.1)%

Non-GAAP gross margin (as a percentage of revenue)	$97,277	64.2%	$78,580	60.9%	$190,100	63.4%	$153,246	61.1%

Operating Expenses:
GAAP research and development	$28,498		$21,567		$53,890		$43,061
Stock-based compensation expense and related employer payroll taxes	(10,086)		(8,547)		(19,159)		(15,324)
Legal and regulatory costs	—		(1)		—		(1)
Severance and contract termination costs	(42)		(270)		(103)		(641)
Non-GAAP research and development (as a percentage of revenue)	$18,370	12.1%	$12,749	9.9%	$34,628	11.5%	$27,095	10.8%

GAAP sales and marketing	$76,726		$61,399		$152,641		$121,549
Amortization of acquired intangible assets	(221)		(402)		(440)		(1,204)
Stock-based compensation expense and related employer payroll taxes	(13,588)		(7,364)		(28,288)		(13,333)
Legal and regulatory costs	—		(1)		—		(4)
Severance and contract termination costs	(531)		(244)		(1,153)		(740)
Non-GAAP sales and marketing (as a percentage of revenue)	$62,386	41.2%	$53,388	41.3%	$122,760	40.9%	$106,268	42.3%

GAAP general and administrative	$24,023		$22,769		$50,114		$48,559
Stock-based compensation expense and related employer payroll taxes	(10,423)		(6,647)		(21,327)		(14,643)
Acquisition and integration costs	(19)		(47)		(19)		(190)
Legal and regulatory costs	1,317		(62)		1,849		(1,575)
Severance and contract termination costs	(314)		(1,212)		(1,185)		(2,075)
Non-GAAP general and administrative (as a percentage of revenue)	$14,584	9.6%	$14,801	11.5%	$29,432	9.8%	$30,076	12.0%

Non-GAAP Operating Expenses (as a percentage of revenue)	$95,340	62.9%	$80,938	62.7%	$186,820	62.3%	$163,439	65.1%

	Three Months Ended September 30,				Six Months Ended September 30,
	2021		2020		2021		2020
Other Expense, Net:
GAAP other expense, net	$(4,934)		$(5,178)		$(9,757)		$(9,103)
Debt amortization expense	4,462		4,191		8,856		8,317
Sublease income	(116)		—		(155)		—
Non-GAAP other income and expense (as a percentage of revenue)	$(588)	(0.4)%	$(987)	(0.8)%	$(1,056)	(0.4)%	$(786)	(0.3)%

Operating Profit (Loss)
GAAP loss from operations	$(37,157)		$(33,098)		$(75,984)		$(70,858)
Amortization of acquired intangible assets	1,265		1,827		2,550		4,055
Stock-based compensation expense and related employer payroll taxes	37,995		26,291		75,847		49,725
Acquisition and integration costs	19		47		19		190
Legal and regulatory costs	(1,317)		221		(1,849)		1,737
Severance and contract termination costs	1,132		2,354		2,697		4,958
Non-GAAP operating profit (loss) (Non-GAAP operating margin)	$1,937	1.3%	$(2,358)	(1.8)%	$3,280	1.1%	$(10,193)	(4.1)%

Pre-Tax Profit (Loss):
GAAP net loss	$(42,324)		$(38,413)		$(86,230)		$(80,326)
Amortization of acquired intangible assets	1,265		1,827		2,550		4,055
Stock-based compensation expense and related employer payroll taxes	37,995		26,291		75,847		49,725
Acquisition and integration costs	19		47		19		190
Legal and regulatory costs	(1,317)		221		(1,849)		1,737
Severance and contract termination costs	1,132		2,354		2,697		4,958
Debt amortization expense	4,462		4,191		8,856		8,317
Sublease income	(116)		—		(155)		—
Non-GAAP net profit (loss)	$1,116	0.7%	$(3,482)	(2.7)%	$1,735	0.6%	$(11,344)	(4.5)%
Provision for income taxes	233		137		489		365
Non-GAAP pre-tax profit (loss) (as a percentage of revenue)	$1,349	0.9%	$(3,345)	(2.6)%	$2,224	0.7%	$(10,979)	(4.4)%

Shares used in computing non-GAAP net loss per share:
Basic	112,422		104,620		111,180		104,116
Diluted	116,375		104,620		116,687		104,116

GAAP net loss per share - Basic and Diluted	$(0.38)		$(0.37)		$(0.78)		$(0.77)
Non-GAAP pre-tax profit (loss) per share - Diluted	$0.01		$(0.03)		$0.02		$(0.11)
Non-GAAP net profit (loss) per share - Diluted	$0.01		$(0.03)		$0.01		$(0.11)

8x8, Inc.
SELECTED OPERATING AND FINANCIAL METRICS
(Unaudited, dollars in millions)

	Fiscal 2021				Fiscal 2022
	Q1	Q2	Q3	Q4	Q1	Q2
TOTAL ARR (1)	$432	$467	$494	$518	$536	$553
Growth % (YoY)	30%	20%	20%	22%	24%	18%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)
% of Total ARR	43%	46%	48%	49%	49%	51%
Growth % (YoY)	54%	31%	29%	34%	40%	33%
Total # of Enterprise Customers	606	670	734	761	824	871
MID-MARKET (3)
% of Total ARR	20%	19%	19%	19%	19%	19%
Growth % (YoY)	24%	25%	23%	22%	22%	14%
SMALL BUSINESS (4)
% of Total ARR	37%	35%	33%	32%	32%	30%
Growth % (YoY)	12%	6%	8%	7%	7%	2%
(1) Annualized Recurring Subscriptions and Usage (ARR) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.

Selected operating and financial metrics presented in this document have not been, and were not derived from financial measures that have been, prepared in accordance with US Generally Accepted Accounting Principles. 8x8 provides these selected operating and key business metrics to assist investors in evaluating the company's operations and assessing its prospects. 8x8’s management periodically reviews these selected operating and key business metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating and key business metrics and caution that its presentation may not be consistent with that of other companies; prior period metrics and customer classifications have not been adjusted for current period changes unless noted.